UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): May 10, 2021

ADDENTAX GROUP CORP.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-206097	35-2521028
(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District,
Shenzhen City, China 518000	N/A
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXG	OTC Markets

Registrant’s telephone number, including area code: (86) 755 82330 336

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR§ 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 1 (this “Form 8-K/A”) relates to Addentax Group Corp's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2021 (the “Original Form 8-K”). This Form 8-K/A is being filed to correct an error related to the date of the appointed independent executive as described in Item 5.02.

This Form 8-K/A amends and restates in its entirety Item 5.02 of the Original Form 8-K, in the manner set forth below. No other changes are made to the Original Form 8-K by this Form 8-K/A.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 10, 2021, Ms. Cui Shan resigned as an independent director and the chairperson of the Audit Committee of Addentax Group Corp.

On May 10, 2021, the Board of Directors (the “Board”) of Addentax Group Corp. (the “Company”) appointed Mr. Alex P. Hamilton (“Mr. Hamilton”) as an independent director effective on the date of the Company’s completion of its public offering and the listing of its ordinary shares on a national securities exchange, whichever is the later (the “Effective Date”).

The Board has determined that Mr. Hamilton satisfies the definition of “independent director” in accordance with Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended.

Mr. Hamilton will serve as the chairman of the audit committee and the “audit committee financial expert” as defined by in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The biography for Mr. Hamilton is set forth below:

Mr. Alex P. Hamilton, age 47, has been the Chief Financial Officer of CBD Biotech Inc. since November 2018, and has also served as Director of CBD Biotech Inc. since April 2019. In April 2016, Mr. Hamilton founded Hamilton Laundry, and has served as its chief executive officer since then. Mr. Hamilton also founded Hamilton Strategy in November 2014, and has served as its chief executive officer since. From November 2013 to November 2014, Mr. Hamilton was the president of Kei Advisors. Mr. Hamilton was also the Co-Founder of Donald Capital LLC, and has served as its president since May 2019. Mr. Hamilton has been serving as an independent director and the chairman of the audit committee of Wunong Net Technology Company Limited (Nasdaq: WNW) since December 2020. Mr. Hamilton obtained his B.A. in Economics from Brandeis University in 1994.

Mr. Hamilton has entered into an independent director agreement with the Company, pursuant to which Mr. Hamilton will receive annual cash compensation of $15,000 payable quarterly in advance on the first business day of each calendar quarter. The first compensation payment after the Effective Date will comprise a pro-rata amount from the Effective Date through to the end of the relevant calendar quarter and thereafter quarterly payments in advance of each calendar quarter.

Mr. Hamilton has no family relationships with any of the executive officers or directors of the Company. Save except for independent director agreement as stated above, there is no other employment agreement between the Company and Mr. Hamilton, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Hamilton. There have been no transactions to which the Company was or is to be a party, in which Mr. Hamilton had, or will have, a direct or indirect material interest.

Item 9.01. Exhibits

Exhibit Number	Description

10.1	Independent Director Agreement with Mr. Alex P. Hamilton dated May 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	Chief Executive Officer

Dated: May 10, 2021